UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 20, 2026

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GROWN ROGUE INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

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Ontario	000-53646	98-1463866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 Airport Road Medford, Oregon		97504
(Address of principal executive offices)		(Zip Code)
(458) 226-2100
Registrant’s telephone number including area code
Not Applicable
(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	GRUSF	OTCQB
	GRIN	CSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act		☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2026, Grown Rogue International Inc. (the “Company”), together with its newly formed subsidiary Grown Rogue New York, LLC (“GRNY”), entered into a series of definitive agreements to facilitate the Company’s planned entry into the New York cannabis market and its planned acquisition of the New York license and assets of PharmaCann Inc. (“PCNY”). GRNY is a joint venture formed by the Company and a capital partner (the “Capital Partner”), owned 51% by the Company and 49% by the Capital Partner. The agreements establish an interim operating and capital structure intended to preserve and transition the PCNY business while the parties finalize definitive acquisition documentation and pursue required regulatory approvals. The descriptions of the agreements set forth below are summaries only and are qualified in their entirety by reference to the terms of the applicable agreements.

Agreements Relating to the Financing and Formation of GRNY

On August 20, 2026, the Company and the Capital Partner entered into the operating agreement of GRNY, which governs the ownership, distributions, and governance of GRNY. The Capital Partner’s preferred equity earns a priority annual distribution of $1 million in the first year and $2 million in each year thereafter; the Company receives a matching annual distribution as a second priority; and any remaining cash flow is split 49% and 51% between the Capital Partner and the Company, respectively.

On August 20, 2026, GRNY and the Capital Partner entered into a subscription agreement under which the Capital Partner invested $10 million in exchange for a 49% preferred equity interest in GRNY. The Company may repurchase the entire preferred position before the fifth anniversary of the closing of the financing, once the Capital Partner has received an after-tax return of capital of $10 million through a formulaic combination of cash and equity. Alternatively, the Capital Partner may convert its investment into the Company’s subordinate voting shares (“SVS”) at a conversion price of $0.55 through the third anniversary of the closing, and at $0.65 and $0.76, respectively, in the two years thereafter. If converted as of the date of this report, the preferred equity would convert into approximately 18.2 million SVS, representing approximately 7% dilution as of the date of this filing.

On August 20, 2026, the Company and the Capital Partner entered into a subscription agreement for the SVS issued to settle the commitment fee payable in connection with the drawable term loan described below. The Capital Partner will receive 300,000 SVS as a commitment fee, plus 0.901 warrants for each dollar drawn under the term loan, exercisable at $0.55 per share for a period of five years and subject to any required approvals of the Canadian Securities Exchange. The SVS will be issued after five trading days at the then-current market price and are subject to a four-month-and-one-day hold period and other restrictions under applicable U.S. securities laws.

The Capital Partner has committed to provide up to $5 million of drawable capital at a 15% interest rate under a term loan agreement between the Capital Partner, as lender, and GRNY, as borrower.

Agreements Relating to PCNY Operations and Transition

On August 20, 2026, GRNY and PCNY entered into a Goods and Services Agreement (the “GSA”), under which GRNY manages PCNY’s day-to-day operations during the interim period, including the operation of PCNY’s four Verilife-branded dispensaries, directs the allocation of capital, and funds operating losses or collects profits, as the case may be.

On August 20, 2026, GRNY entered into a master lease (the “Master Lease”) with an affiliate of Innovative Industrial Properties, as landlord, pursuant to which GRNY became the direct tenant of PCNY’s cultivation and manufacturing facility located in Hamptonburgh, New York (the “Hamptonburgh Facility”). Additionally, GRNY entered into a sublease of the Hamptonburgh Facility with PCNY, providing PCNY, as the licensed entity, continued control of the premises with the consent of the landlord.

On August 20, 2026, GRNY, as lender, and PCNY, as borrower, entered into loan agreements, a secured promissory note, and a security agreement, providing up to $9 million of funding to PCNY, secured by PCNY’s assets, to ramp production at the Hamptonburgh Facility and to fund capital expenditures, retail inventory, and working capital needs during the transition.

On August 20, 2026, GRNY and PCNY entered into an exclusivity agreement memorializing the parties’ agreement regarding the planned finalization of the definitive purchase agreements (expected within approximately four weeks) and other mutual transaction protections.

Item 3.02. Unregistered Sales of Equity Securities.

On August 21, 2026, in connection with the financing described in Item 1.01 above, pursuant to the subscription agreement entered into between the Capital Partner and GRNY, the Company issued or agreed to issue the following equity securities to the Capital Partner in transactions not registered under the Securities Act of 1933, as amended (the “Securities Act”):

300,000 SVS issuable to the Capital Partner as a commitment fee in connection with the drawable term loan, to be issued after five trading days at the then-current market price and subject to a four-month-and-one-day hold period and other restrictions under applicable U.S. securities laws.

Warrants to purchase SVS at an exercise price of $0.55 per share for a period of five years, issuable at a rate of 0.901 warrants for each dollar drawn under the term loan and subject to any required approvals of the Canadian Securities Exchange. No warrants have been issued as of the date of this report.

Up to approximately 18.2 million SVS issuable upon conversion of the $10 million preferred equity interest in GRNY held by the Capital Partner, at conversion prices of $0.55 through the third anniversary of the closing and $0.65 and $0.76, respectively, in the two years thereafter.

The aggregate consideration for the preferred equity interest was $10 million and the commitment fee shares were issued as consideration for the Capital Partner’s $5 million term loan commitment. No underwriting discounts or commissions were paid in connection with these issuances. The Company expects to rely on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D / Regulation S, based on the facts that with the Capital Partner is an accredited investor and there was no general solicitation or advertising in connection with the offering.

Item 7.01. Regulation FD Disclosure.

On August 21, 2026, Grown Rogue International Inc. (the “Company”) issued a press release announcing that it has taken the first steps toward the planned acquisition of PharmaCann Inc.’s New York license and assets through the formation of Grown Rogue New York, LLC with a capital partner. The press release also describes interim consulting, lease, and funding arrangements and project-based capital commitments in support of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated August 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWN ROGUE INTERNATIONAL INC.

Date: August 25, 2026	/s/ Obie Strickler
Obie Strickler
President & Chief Executive Officer